UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):            March 26, 2004

YAHOO! INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28018	77-0398689
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

701 First Avenue

Sunnyvale, California 94089

(Address of Principal Executive Offices)  (Zip Code)

(408) 349-3300

Registrant’s telephone number including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events.

On April 5, 2004, Yahoo! Inc., a Delaware corporation (the “Company”), completed its acquisition of a majority interest in Kelkoo S.A.  The Company previously announced on March 26, 2004 the signing of a definitive agreement under which the Company is acquiring Kelkoo S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC.

	By:	/s/ Michael Callahan
Michael Callahan
Secretary

Date: April 6, 2004